SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [ ]
Filed by a Party other than the Registrant [X]
Check the appropriate box:
[ ] Preliminary Proxy Statement          [ ] Confidential, for Use of
[ ] Definitive Proxy Statement                 the Commission Only (as
[ ] Definitive Additional Materials            permitted by
[X] Soliciting Material Pursuant to            Rule 14a-6(e)(2))
            Section 240.14a-11(c)
            or Section 240.14a-12

                               Rentrak Corporation
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                (Name of Registrant as Specified In Its Charter)

                Paul A. Rosenbaum on behalf of the Committee for
                     the Achievement of Rentrak Excellence
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    (Name of  Person(s)  Filing Proxy  Statement  if other than the  Registrant)
Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:

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    2)  Aggregate number of securities to which transaction applies:

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    3)  Per unit  price  or  other  underlying  value  of  transaction  computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    4)  Proposed maximum aggregate value of transaction:

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    5)  Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

FOR IMMEDIATE RELEASE                 CONTACT:  Paul A. Rosenbaum
Wednesday, May 31, 2000                         Committee for the Achievement of
                                                Rentrak Excellence
                                                (517) 487-6390

                DISSATISFIED SHAREHOLDERS OF RENTRAK CORPORATION
                             ANNOUNCE PROXY CONTEST


        Portland, Oregon, May 31, 2000 - The recently-formed Committee for the Achievement of Rentrak Excellence (the "Committee") announced today that it intends to solicit proxies to remove the nine current directors of Rentrak Corporation (NASDAQ:RENT) and to elect its slate of five nominees, Cecil D. Andrus, George H. Kuper, Joon S. Moon, James G. Petcoff, and Paul A. Rosenbaum, as directors for a one-year term. The members of the Committee, who are all shareholders of Rentrak Corporation, are Michael J. Annechino, Mark A. Brown, Gordon A. Reck, Donald W. Remlinger, Paul A. Rosenbaum, Guy R. Wolcott, and Frederick L. Zehnder. On May 15, 2000, shareholders of Rentrak Corporation owning more than 10 percent of its outstanding shares of common stock, including the persons who subsequently formed the Committee, delivered to the company demands that a special meeting of the shareholders of Rentrak Corporation be held on June 30, 2000, or as soon thereafter as practicable, in accordance with Oregon law. A Schedule 13D was filed today with the Securities and Exchange Commission by the members of the Committee and the Committee's proposed nominees for director describing the identity and background of the filing persons, their beneficial ownership of the stock of Rentrak Corporation, certain agreements entered into by the filing persons, and their plans for the strategic direction of Rentrak Corporation in an effort to increase shareholder value.

        THE COMMITTEE PLANS TO FILE A PRELIMINARY PROXY STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION RELATING TO THE COMMITTEE'S SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF RENTRAK CORPORATION FOR USE AT THE SPECIAL MEETING OF SHAREHOLDERS. THE COMMITTEE URGES ALL RENTRAK SHAREHOLDERS TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION.

        INFORMATION RELATING TO THE PARTICIPANTS IN THE COMMITTEE'S ANTICIPATED PROXY SOLICITATION, INCLUDING THEIR DIRECT AND INDIRECT INTERESTS IN THE SOLICITATION, BY SECURITY HOLDINGS OR OTHERWISE, IS CONTAINED IN ITEMS 2 AND 5 OF THE SCHEDULE 13D FILED ON MAY 31, 2000, WITH RESPECT TO THEIR BENEFICIAL OWNERSHIP OF COMMON STOCK OF RENTRAK CORPORATION. SHAREHOLDERS AND INVESTORS MAY OBTAIN A COPY OF THE SCHEDULE 13D, THE PROXY STATEMENT WHEN IT IS AVAILABLE, AND OTHER RELEVANT DOCUMENTS FOR FREE ON THE SEC'S WEB SITE: HTTP://WWW.SEC.GOV.